SUBORDINATED LOAN AGREEMENT

                             DATED JANUARY 3, 1997

                      AS AMENDED AND RESTATED MAY 14, 1997

                                    BETWEEN

                           SNAKE RIVER SUGAR COMPANY,

                                  AS BORROWER,

                                      AND

                                  VALHI, INC.,

                                   AS LENDER

                              SNAKE RIVER SUGAR COMPANY
                              2427 LINCOLN AVENUE
                                 P.O. BOX 1520
                               OGDEN, UTAH 84402

                  Senior Subordinated Note due April 30, 2010



                                                                    May 14, 1997


Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Ladies and Gentlemen:

          Snake River Sugar Company, an Oregon cooperative (the "COMPANY"), agrees with you as follows:

1.   AUTHORIZATION OF SUBORDINATED NOTES.

          The Company will authorize the issue and sale at Closing of $131,879,229 aggregate principal amount of its Senior Subordinated Notes due April 30, 2010 (the "SUBORDINATED NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). A Subordinated Note in the principal amount of $80,000,000 shall be substantially in the form set out in Exhibit 1-A (the "$80,000,000 Note"), and a Subordinated
Note in the principal amount of $51,879,229 (the "Collateral Deposit Note") (representing your obligations to make additional advances to the Company pursuant to the provisions of Section 8.4(b)) shall be substantially in the form set out in Exhibit 1-B, in each case with such changes therefrom, if any, as may be approved by you and the Company. In addition, the Company will authorize the issue and sale in accordance with the provisions of Section 8.4(a) of one or more additional Subordinated Notes substantially in form set out in Exhibit 1-B (the "Contribution Note"). Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   ISSUANCE OF SUBORDINATED NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue to you and you will receive from the Company, at the Closing provided for in Section 3, (i) the $80,000,000 Note and the Collateral Deposit Note.

3.   CLOSING.

          The issuance of the Subordinated Notes shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90017, at 10:00 a.m., Los Angeles time, at a closing (the "CLOSING") on May 14, 1997. At the Closing the Company will deliver to you the Subordinated Notes in the form of notes dated the date of the Closing and registered in your name, against delivery by you to the Company for cancellation the Tranche B Note issued to you on January 3, 1997. Concurrently with the Closing, the Company will repay in its entirety the Tranche A Note issued to you on January 3, 1997.

4.   CONDITIONS TO CLOSING.

          Your obligation to accept the Subordinated Notes to be issued to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
4.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2. PERFORMANCE; NO DEFAULT.

          Each of the Company and the LLC shall have performed and complied with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Subordinated Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. None of the Company, LLC or any Subsidiary of the Company or LLC shall have entered into any transaction since January 3, 1997 that would have been prohibited by Section 10 hereof (other than Sections 10.5 (with respect to the payments disclosed in Schedule 5.14), 10.8 and 10.15) had such Section applied since such date. Since December 31, 1996 there shall have been no event or condition which could reasonably be expected to have a Material Adverse Effect.

4.3. COMPLIANCE CERTIFICATE.

          Each of the Company and LLC shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
4.4. OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from Jones, Waldo, Holbrook & McDonough, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your acquisition of the Subordinated Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such acquisition is so permitted.

4.6. SALE OF SENIOR NOTES.

          Contemporaneously with the Closing the Company shall sell $100,000,000 of its Senior Notes, the proceeds of which shall be used to repay the Tranche A
Note issued by the Company to you on January 3, 1997 and related fees and expenses set forth on Schedule 5.14.

4.7. [SECTION RESERVED].
4.8. [SECTION RESERVED].

4.9. CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, neither the Company nor LLC shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.     PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11.     DELIVERY OF COMPANY DOCUMENTS.

          On or before the date of the Closing, the Company shall have delivered to you and your special counsel each, unless otherwise noted, dated the date of the Closing:

          (a) Certified copies of the Company's Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of Oregon and good standing certificates from each state in which the Company is required to be qualified to transact business as a foreign cooperative, each to be dated a recent date prior to the date of the Closing;

          (b) Copies of the Company's Bylaws, certified by its corporate secretary or an assistant secretary;

          (c) Resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith, and approving and authorizing the execution, issuance, sale, and delivery of the Subordinated Notes, each certified by a Responsible Officer and its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (d) Signature and incumbency certificates of the officers of the Company executing the documents referred to in item (c) above, the other Transaction Documents to which it is a party, and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith; and

          (e) Such other documents as you or your special counsel may reasonably request, including, without limitation, documents confirming the Company's status as a cooperative for purposes of the Code.

4.12.     [SECTION RESERVED].

4.13.     [SECTION RESERVED].

4.14.     [SECTION RESERVED].

4.15.     [SECTION RESERVED].
4.16.     EXECUTION AND DELIVERY OF DOCUMENTS.

          On or prior to the date of the Closing, each of the following documents shall have been duly executed and delivered by the parties thereto, each such document shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived and the Company shall have delivered, or shall cause to be delivered, to you and your special counsel true, correct, complete and original copies of each such agreement:

           (i) this Agreement and the Subordinated Notes;
           (ii) the Note Purchase Agreements dated as of the date of this Agreement relating to the issuance of the Senior Notes and all related documents, including the Senior Notes;
           (iii)    the Subordination Agreement; and
           (iv)     the Valhi Option Agreement.


4.17.     PAYMENT OF TRANCHE A NOTE.

          On the date of the Closing, the Company shall have paid to you all principal, premium, if any, and accrued interest sufficient to prepay the Tranche A Note issued to you on January 3, 1997 and all accrued interest on the Tranche B Note issued to you on January 3, 1997. You shall have delivered to the Company the originally executed copies of the Tranche A Note and the Tranche B Note for cancellation.

4.18.     [SECTION RESERVED].

4.19.     [SECTION RESERVED].

4.20.     [SECTION RESERVED].
4.21.     [SECTION RESERVED].

4.22.     [SECTION RESERVED].

4.23.     CONSENTS.

          All consents and approvals of any Governmental Authority or third party necessary to permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or to prevent the cancellation or modification of any agreement necessary in the conduct of the Company's or LLC's business shall have been obtained and delivered to you.

4.24.     [SECTION RESERVED].

4.25.     AMENDMENT OF HENRY'S FORK LOAN AGREEMENT.

          Prior to the date of Closing, (i) the Henry's Fork Loan Agreement shall have been amended to extend the maturity of the loans thereunder to January 2, 2000, (ii) the Midwest Loan Agreement shall have been amended to extend the maturity of the loans thereunder to December 31, 1999 and (iii) the Company shall have delivered to you and your special counsel true, correct and complete copies of each such agreement, as so amended, and the Loan Purchase Agreement, dated as of December 26, 1996 between the Company and Midwest Agri-Commodities Company, each of which shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.
4.26.     SUBSIDIARIES OF COMPANY.

          Prior to the date of the Closing, the Company shall have acquired all of the outstanding ownership interests of Snake River Farms, LLC and Snake River Farms II, LLC. Concurrently with the Closing, the Company shall have made a capital contribution to Snake River Farms II, LLC in the amount set forth on
Schedule 5.14, the proceeds of which will be used to prepay the Henry's Fork Loan Agreement.


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1. ORGANIZATION; POWER AND AUTHORITY.

               The Company is a cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law. The Company has the cooperative corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the other Transaction Documents to which it is a party and the Subordinated Notes and to perform the provisions hereof and thereof. The Company is a cooperative for purposes of the Code and all income tax statutes of all states that may be applicable to the Company, and the Company has delivered to you copies of all correspondence to and from the United States Internal Revenue Service in connection with the status of the Company under the Code.

               LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law. LLC has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

5.2. AUTHORIZATION, ETC.

          This Agreement, the other Transaction Documents and the Subordinated Notes have been duly authorized by all necessary action on the part of the Company and LLC, as applicable, and this Agreement, the other Agreements and the other Transaction Documents constitute, and upon execution and delivery thereof the Subordinated Notes will constitute, a legal, valid and binding obligation of the Company or LLC, as the case may be, enforceable against the Company or LLC, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3. DISCLOSURE.

          No representation or warranty of the Company contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to you by or on behalf of the Company for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to the Company that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to you for use in connection with the transactions contemplated by this Agreement. The financial projections (the "PROJECTIONS") attached hereto as part of Schedule 5.3 have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of operations of the Company, LLC and their respective Subsidiaries after giving effect to the transactions contemplated hereby. No facts have occurred since the preparation of the Projections that would cause the Projections not to be reasonably attainable.
5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Owned Subsidiaries and LLC's Owned

Subsidiaries, showing, as to each such Owned Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company, LLC and each other Owned Subsidiary, (ii) of the Company's

Affiliates, other than its Owned Subsidiaries, and LLC's Affiliates, other than its Owned Subsidiaries, and (iii) of the Company's directors and senior officers and LLC's managers and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Owned Subsidiary shown in Schedule 5.4 as being owned by the Company (including, without limitation, 100% of the voting membership interest in LLC) and its Owned Subsidiaries, or LLC and its Owned Subsidiaries, have been validly issued, are fully paid and nonassessable and are owned by the Company, LLC or another Owned Subsidiary of the Company or LLC free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and Liens required by the Note Purchase Agreements).

          (c) Each Owned Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Owned Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Owned Subsidiary identified in Schedule 5.4 is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Company Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by statutes) restricting the ability of such Owned Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Owned Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Owned Subsidiary) or to LLC or any of its Owned Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Owned Subsidiary.

5.5. FINANCIAL STATEMENTS.

          The Company has delivered, or caused to be delivered, to each holder Subordinated Notes copies of the financial statements of the Company and its Subsidiaries, and LLC and its Subsidiaries, listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, or LLC and its Subsidiaries, as the case may be, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the Subordinated Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries (other than Liens required by the Note Purchase Agreements) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter or by-laws, or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the other Transaction Documents or the Subordinated Notes.
5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as set forth on Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, LLC or any of their respective Subsidiaries or any property of the Company, LLC or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, if adversely determined could have a Material Adverse Effect. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, LLC or any of their respective Subsidiaries or any property of the Company, LLC or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Neither the Company nor LLC or any of their respective Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could result in a Material Adverse Effect.
5.9. TAXES.

          The Company and its Subsidiaries, and LLC and its Subsidiaries, have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate

Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, LLC or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries, and LLC and its Subsidiaries, in respect of Federal, state or other taxes for all fiscal periods are adequate.

5.10.     TITLE TO PROPERTY; LEASES.

          The Company, LLC and their respective Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company, LLC or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases to which the Company, LLC and/or their respective Subsidiaries are a party are valid and subsisting and are in full force and effect in all material respects.
5.11.     LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company, LLC and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company, LLC or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company, LLC or any of their respective Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company, LLC or any of their respective Subsidiaries.
5.12.     COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) of the Company, LLC and each of their respective Subsidiaries, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such LLC Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
          (d) The aggregate accrued postretirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries does not exceed $20,000,000 as of December 31, 1996.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Subordinated Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

5.13.     PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Subordinated Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Subordinated Notes to the registration requirements of
Section 5 of the Securities Act.
5.14.     USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Senior Notes to repay the Tranche A Note and pay related fees and expenses and as set forth in
Schedule 5.14. No part of the proceeds from the issuance of the Subordinated Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company and its Subsidiaries do not own any margin stock, and the Company does not have any present intention of acquiring margin stock. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.     EXISTING DEBT; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company, LLC and their respective Subsidiaries as of the date of the Closing. None of the Company, LLC or any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company, LLC or such Subsidiary and no event or condition exists with respect to any Debt of the Company, LLC or any of their respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, none of the Company, LLC or any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

     5.16.     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Subordinated Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17.     STATUS UNDER CERTAIN STATUTES.

          None of the Company, LLC or any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.
     5.18.     ENVIRONMENTAL MATTERS.

          None of the Company, LLC or any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, LLC, any of their respective Subsidiaries or Amalgamated or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. None of the Company, LLC or any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or by Amalgamated or to other assets or their use which claims could reasonably be expected to result in a Material Adverse Effect. None of the Company, LLC, any of their respective Subsidiaries has used, generated or stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws which use, generation, storage or disposal could reasonably be expected to result in a Material Adverse Effect. All buildings on all real properties now owned, leased or operated by the Company, LLC or any of their respective Subsidiaries are in material compliance with applicable Environmental Laws.
5.19.     CAPITALIZATION.

          As of the date of the Closing, the authorized capital stock of the Company is as set forth on Schedule 5.19. All issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No such shares of capital stock are subject to redemption or purchase by the Company at the option of the holders thereof. As of the date of the Closing, the capital stock of the Company is owned by the Persons and in the amounts set forth on Schedule 5.19. As of the date of the Closing, no shares of the capital stock of the Company, other than those described above, are issued and outstanding. Except as set forth on Schedule 5.19, as of the date of the Closing, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Company of any shares of capital stock or other securities of the Company.

5.20.     BROKER'S FEES.

          No broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Subordinated Notes or any of the transactions contemplated by this Agreement (other than the issuance of the Senior Notes).
5.21.     SOLVENCY.

          As of and after the date of this Agreement, the Company: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

5.22.     EMPLOYEE MATTERS.

          Except as set forth on Schedule 5.22 hereto (a) no employee of the Company or LLC is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Company or LLC and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Company or LLC, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company or LLC after due inquiry, threatened between the Company or LLC and its employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) neither the Company nor LLC is a party to any employment contract.
5.23.     AFFILIATE TRANSACTIONS.

          Except for the Year-End Transactions and as disclosed on Schedule 5.23 hereto, none of the Company, LLC or any of their respective Subsidiaries has, directly or indirectly, entered into or permitted to exist any transaction or group of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than the Company, LLC or any of their respective Subsidiaries), except for (i) the purchase by the Company of sugarbeets from the Company's shareholders pursuant to the Grower Contracts and (ii) transactions in the ordinary course and pursuant to the reasonable requirements of the Company's, LLC's, or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, LLC or such Subsidiary, as the case may be, than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

5.24.     INDEBTEDNESS OF COMPANY MEMBERS.

          To the best knowledge of the Company, after due inquiry, no Significant Shareholder of the Company is a debtor in any bankruptcy proceeding or in payment default on any Debt of such shareholder in aggregate principal amount greater than $10,000. For purposes of this Section 5.24, a "SIGNIFICANT SHAREHOLDER" is any one of the 25 largest growers measured by number of acres devoted primarily to the production or cultivation of sugarbeets which are to be delivered to the Company.

5.25.     LEGISLATION.

          To the best knowledge of LLC and its officers, no federal or state law or regulation is pending or proposed which would materially alter or affect any relevant provision of the Federal Agriculture Improvement and Reform Act of 1996, or which would materially alter or affect any applicable loan support programs for sugar processors, except as set forth on Schedule 5.25 hereto.

6.   YOUR REPRESENTATIONS.

          You represent that you are acquiring the Subordinated Notes for your own account and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your or their control. You understand that the Subordinated Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Subordinated Notes.



7.   INFORMATION AS TO COMPANY.

7.1. FINANCIAL AND BUSINESS INFORMATION.

          The Company shall, or shall cause LLC to, deliver to each holder of Subordinated Notes:

          (a)  Monthly Statements -- within 30 days after the end of each monthly period in each fiscal year of the Company and LLC, as applicable (other than the last month of each of the first three quarterly fiscal periods in each fiscal year), duplicate copies of,

               (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, and LLC and its Subsidiaries, as applicable, as at the end of such month, and
               (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries and LLC and its Subsidiaries, as applicable, for such month, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of the Company or LLC, as applicable, as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

          (b)  Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company and LLC, as applicable (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, and LLC and its Subsidiaries, as applicable, as at the end of such quarter, and

               (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, and LLC and its Subsidiaries, as applicable, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for (1) the corresponding periods in the previous fiscal year and (2) if available, the Budget for the corresponding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

          (c)  Annual Statements -- within 90 days after the end of each fiscal year of the Company and LLC, duplicate copies of:

               (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, and LLC and its Subsidiaries, as applicable, as at the end of such year, and

               (ii) consolidated and consolidating statements of income, changes in shareholders' or members' equity, as applicable, and cash flows of the Company and its Subsidiaries and LLC and its Subsidiaries, as applicable, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied in each case by:

                    (A) in the case of the consolidated statements, an opinion thereon of independent certified public accountants of recognized national standing (i.e., a "big six" accounting firm) or other independent certified public accountants acceptable to the Required Holders, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and
                    (B) a certificate of such accountants addressed to the holders of the Subordinated Notes stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof, and

          (d)  Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e)  Accountants' Reports -- promptly after delivery by any independent accountants of the Company or LLC or any of their respective Subsidiaries, copies of all significant reports submitted to the Company, LLC or any such Subsidiary in connection with each annual, interim or special audit of the books or financial statements of the Company, LLC or such Subsidiary, including a copy of each comment letter submitted to management in connection therewith;

          (f)  Annual Budget -- promptly, but in no event later than (i) 30 days after the date such projections or budgets have been finalized and (ii) December 15 of each year, the budget used by management of the Company and LLC, as applicable, for planning purposes for the next fiscal year of the Company and LLC;
          (g)  ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (h)  Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company, LLC or any of their respective Subsidiaries from any Federal or state or local Governmental Authority (including, without limitation, the United States Department of the Treasury and the United States Internal Revenue Service) relating to any proceeding, claim, order, ruling, statute or other law or regulation that could have a Material Adverse Effect or asserts any other related non-compliance with tax statutes, laws, decrees, court or administrative orders or regulations;

          (i)  Reports to Other Creditors -- concurrently with the delivery thereof to other creditors of the Company or LLC, each other report, statement or information regularly provided to other creditors of the Company and LLC, as well as any notice of default provided to any such creditor;

          (j)  Minutes of Company and LLC -- promptly, copies of the minutes of all meetings of (i) members of LLC, (ii) the management committee of LLC, (iii) the Board of Directors of the Company and (iv) the shareholders of the Company (including all written consents of such shareholders);

          (k)  Material Adverse Effect; Changes -- promptly, notice of (i) any change of the name, principal place of business or the location of the books and records of the Company or LLC, (ii) any other event or condition (including, without limitation, disputes and litigation but excluding economic conditions and other events or conditions generally applicable to businesses) that has more than a remote likelihood of occurrence and could have a Material Adverse Effect, and (iii) any changes in GAAP or the accounting policies, practices or procedures of the Company or LLC, and the effect, if any, of such changes on the Company's or LLC's results of operations, financial condition or compliance with this Agreement);

          (l)  Amendments to Bank Agreement; Transaction Documents -- promptly,

and in no event later than three Business Days after its effectiveness, any waiver, modification or other amendment to the Bank Agreement or any Transaction Document;
          (m)  LLC Distributions -- concurrently with the delivery of each set of financial statements delivered to a holder of Subordinated Notes pursuant to
Section 7.1(a), 7.1(b) or 7.1(c), a report prepared by a Senior Financial Officer of the Company showing the amount of distributions made by LLC to (or for the account of) each member of LLC for the related period;

          (n)  Reports to Members -- concurrently with the delivery thereof to its members, each report, statement, notice or other information provided by LLC to its members (provided that this covenant shall not require delivery of any such report, statement, notice or other information provided by the LLC to ASC Holdings, Inc.); and

          (o)  Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, LLC or any of their respective Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Subordinated Notes as from time to time may be reasonably requested by any such holder of Subordinated Notes.

7.2. OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Subordinated Notes pursuant to Section (b) or Section (c) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company and LLC were in compliance with the requirements of Section 10.5, 10.6, 10.7, 10.8 and 10.10 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company, LLC and their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company, LLC or any of their respective Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or LLC, as applicable, shall have taken or proposes to take with respect thereto.

7.3. INSPECTION.

          The Company shall permit the representatives of each holder of Subordinated Notes:

          (a)  No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, LLC, or any Subsidiary of the Company or LLC, as applicable, to visit and inspect any of their respective offices or properties, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, managers and independent public accountants (and by this provision the Company authorizes, and will cause LLC to authorize, said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, LLC or any Subsidiary of the Company or LLC, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, managers and independent public accountants (and by this provision the Company authorizes, and will cause LLC to authorize, said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


8.   PREPAYMENT OF THE SUBORDINATED NOTES AND FUTURE ADVANCES.

8.1. REQUIRED PAYMENTS.

          (a)  Maturity  --  Subject to mandatory prepayments as provided below,

the Company shall make one scheduled installment of principal of and interest on the Subordinated Notes on April 30, 2010, on which date all Obligations shall become due and payable without notice or demand.

          (b)  Excess Cash Flow -- On or prior to the end of any month immediately following a month in which the Company has Excess Cash Flow, the Company shall prepay the Obligations in an amount equal to the lesser of (i) Excess Cash Flow for such preceding month or (ii) $400,000. Promptly following the receipt of the annual audited financial statements of the Company and the LLC for the preceding fiscal year, the Company shall prepay the Obligations in an amount equal to Excess Cash Flow for such preceding fiscal year less the amount of payments during such preceding year made pursuant to the first sentence of this Section 8.1(b). Following payment of an aggregate of $30,000,000 pursuant to this Section 8.1(b), the Company's obligation to make payments pursuant to this Section 8.1(b) shall be suspended until such time as the Payment Escrow is fully funded. The Company agrees to use best efforts to fund the portion of the Payment Escrow described in clause (i) of the definition of the Payment Escrow as soon as practicable following payment of an aggregate of $30,000,000 pursuant to this Section 8.1(b). Concurrently with the making of any such payment, the Company shall deliver to you a certificate of a Senior Financial Officer demonstrating its calculation of the amount required to be paid.

          (c)  Equity Contributions  -- Promptly following the receipt of the annual audited financial statements of the Company and the LLC for the preceding fiscal year, the Company shall prepay the Obligations in an amount equal to any cash equity distributions which the Company has received from Snake River Farms LLC and Snake River Farms II, LLC, provided, however, that the maximum amount which the Company shall be obligated to prepay pursuant to this Section 8.1(c) shall be an aggregate of $5,000,000. The Company agrees to cause each of Snake River Farms LLC and Snake River Farms II, LLC to make equity distributions to the Company as soon as possible for the purposes of enabling the Company to make such prepayments.

          (d)  Payment Escrow and Voting Rights Escrow  -- Promptly following termination of the Payment Escrow or the Voting Rights Escrow, the Company shall prepay the Obligations in an amount equal to all amounts received by the Company from such Payment Escrow or the Voting Rights Escrow.

          (e)  Optional Prepayments  -- The Company may, at any time upon not less than five Business Days' prior notice, prepay all or part of the Obligations, provided any partial payments shall be in an amount of at least $50,000. The Obligations may be prepaid or repaid in full or part without any penalty or premium.

          (f)  Manner and Time of Payment  --  All payments made by the Company with respect to the Obligations shall be made without any deduction, defense, setoff, offset or counterclaim. All payments with respect to the Obligations shall, unless otherwise directed by you, be made in accordance with the terms and conditions of this Agreement by delivery of such payment to your Account ("LENDER'S ACCOUNT"), ABA No. 071 000 039, Account No. 78-27296, at Bank of America, Illinois, Chicago, Illinois, Reference: Valhi, Inc. for the benefit of Snake River Sugar Company. Proceeds remitted to Lender's Account shall be credited to the Obligations on the Business Day on which received in Lender's Account in immediately available funds; provided, however, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter.

          (g)  Application of Payments  --  Any prepayments shall be applied,

FIRST, to all fees, costs and expenses incurred by you with respect to this Agreement and the other Loan Documents; SECOND, to accrued and unpaid interest on the Obligations; THIRD, to the principal amounts of the Subordinated Notes; and FOURTH, to any other indebtedness or obligations of the Company owing to you.
8.2. INTEREST.

          (a)  Rate  --  Prior to January 1, 1999, the outstanding principal balance of the $80,000,000 Note shall bear interest at a rate per annum (meaning 360 days) equal to 10.99 percent, and commencing January 1, 1999, the outstanding principal balance of the Subordinated Notes shall bear interest at a rate per annum (meaning 360 days) equal to 12.99 percent. The outstanding principal balance, if any, of the Collateral Deposit Note and the Contribution Note shall bear interest at a rate per annum (meaning 360 days) equal to 10.145 percent. After the occurrence and during the continuance of an Event of Default, each Subordinated Note and all other Obligations shall, at your option, bear interest at a rate per annum (meaning 360 days) equal to the Default Rate.

          (b)  Computation and Payment of Interest  --  Interest on the

Subordinated Notes and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year consisting of twelve 30-day months and shall be payable monthly in arrears on the last day of each month, provided, however, that interest shall only be payable to the extent of available Excess Cash Flow as provided in Section 8.1(b). Interest not paid on a monthly basis will be compounded annually from the applicable monthly date. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

          (c)  Interest Laws  --  Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, the Company shall not be required to pay, and you shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (i) the provisions of this subsection shall govern and control; (ii) the Company shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that you may have received hereunder shall be, at your option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (iv) the interest rate(s) provided for in this Agreement shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) the Company shall not have any action against you for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until you shall have received the amount of interest which you would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

8.3  FEES.

          You shall repay to the Company, from amounts paid to you in connection with the initial closing under this Agreement, an amount equal to $2,000,000 (provided at least $100,000,000 of the original principal amount of the Subordinated Notes is repaid in full on the Closing). The Company shall pay to you, for your own account, all charges for returned items and all other bank charges incurred by you.

8.4. YOUR OBLIGATIONS TO MAKE FUTURE ADVANCES.
          (a)  Sections 8.2.3 and 9.3.1(b) of the Company Agreement  --  Upon

notice from the Company, the LLC, holders of the Senior Notes, any Member of the LLC or the lenders pursuant to the Bank Loans, that the Company is obligated to make a capital contribution to the LLC pursuant to the terms of Section 8.2.3 of the Company Agreement or to return amounts to the Company pursuant to the terms of Section 9.3.1(b) of the Company Agreement, you agree to advance the Company an amount equal to any required capital contribution or amount to be returned, subject to the Company issuing to you a duly executed Contribution Note in the principal amount of such advance. Such advances will be paid directly to the LLC on behalf of the Company. The Company agrees that this obligation shall replace your obligation, as set forth in the letter dated January 3, 1997, to make such advances, and such letter agreement is hereby terminated. This obligation shall terminate upon the repayment in full of the Senior Notes.

          (b)  Voting Rights Escrow  --  Upon notice from the Company or

Amalgamated (in its capacity as Company Trustee under the SPT) that the Amalgamated as the Company Trustee desires that the Company fund the Voting Rights Escrow pursuant to the terms of the Voting Rights Agreement, you agree to advance the Company, in one or more advances, cash, cash equivalents or one or more letters of credit representing all amounts required to be placed in the Voting Rights Escrow pursuant to the Voting Rights Agreement and the Voting Rights Collateral Deposit Agreement. Such advances will be paid on behalf of the Company directly to the Collateral Agent pursuant to the Voting Rights Collateral Deposit Agreement. This obligation shall terminate upon the repayment in full of the Senior Notes.


9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Subordinated Notes are outstanding:

9.1  COMPLIANCE WITH LAW.

          The Company will and will cause LLC and each Subsidiary of the Company and LLC to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, have a Material Adverse Effect.

9.2. INSURANCE.

          The Company will and will cause LLC and each Subsidiary of the Company and LLC to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Schedule 9.2 lists such insurance policies of Company, LLC and each Subsidiary of Company and LLC in effect as of the date of Closing.
9.3. MAINTENANCE OF PROPERTIES.

          The Company will and will cause LLC and each Subsidiary of the Company and LLC to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company, LLC or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company or LLC, as the case may be, has concluded that such discontinuance could not, individually or in the aggregate, have a Material Adverse Effect.

9.4. PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause LLC and each Subsidiary of the Company and LLC to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, LLC or any of their respective Subsidiaries, provided that neither the Company nor LLC or any of their respective Subsidiaries need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company, LLC or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, LLC or such Subsidiary.
9.5  EXISTENCE; TAX STATUS; ETC.

          The Company will at all times preserve and keep in full force and effect its cooperative existence as an Oregon cooperative and shall maintain its tax status as a tax-exempt agricultural cooperative at all times. The Company will at all times preserve and keep in full force and effect the limited liability company existence of LLC and all rights and franchises (including, without limitation, licenses and permits) of LLC. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the existence of each of its Subsidiaries and all rights and franchises (including, without limitation, licenses and permits) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Subject to Section 10.2, the Company will cause LLC to at all times preserve and keep in full force and effect the corporate existence of each Subsidiary of LLC and all rights and franchises (including, without limitation, licenses and permits) of LLC and its Subsidiaries unless, in the good faith judgment of LLC, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6. MAINTENANCE OF REVOLVING CREDIT FACILITY.

          The Company will cause LLC to at all times keep in full force and effect a revolving credit facility with a minimum aggregate availability (including outstanding amounts) of $50,000,000 with terms substantially similar or more favorable to LLC than those in existence at the date of the Closing under the Bank Agreement, with a remaining term to scheduled facility termination of at least six months as of any date of determination.
9.7. [SECTION RESERVED].

9.8. [SECTION RESERVED].

9.9. [SECTION RESERVED].

9.10.     TAX STATUS OF LLC.

          The Company will cause LLC at all times to be treated for federal income tax purposes as a partnership.

9.11.     PAYMENTS BY DUAL PAYMENT CHECK.

          The Company will, and will cause LLC to make all payments to a grower by means of a dual payment check if any lender has given legally effective notice from any lender to such grower that such lender has a Lien on the sugar beets sold by such grower to the Company.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Subordinated Notes are outstanding or any amount remains owing hereunder:
10.1.     TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit LLC or any Subsidiary of the Company or LLC to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (i) the purchase by the Company of sugarbeets from the Company's shareholders pursuant to the Grower Contracts, (ii) as set forth on
Schedule 10.1, (iii) the Year-End Transactions, (iv) in the ordinary course and pursuant to the reasonable requirements of the Company's, LLC's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, LLC or such Subsidiary, as the case may be, than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, (v) transactions between the Company and any Subsidiary of the Company (other than LLC and its Subsidiaries) and (vi) transactions between LLC and any Subsidiary of LLC.

10.2.     MERGER, CONSOLIDATION, ETC.

          The Company shall not, and shall not permit LLC or any Subsidiary of the Company or LLC to, consolidate with or merge with any other corporation or otherwise effect a recapitalization or restructuring or convey, transfer or lease (a "TRANSFER") any of its assets in a single transaction or series of transactions to any Person or Persons except that:

          (a) the Company, LLC or any of their respective Subsidiaries may Transfer assets in the ordinary course of their business;

          (b) any Subsidiary of the Company may merge with the Company or with a Wholly-Owned Subsidiary of the Company (other than LLC or a Subsidiary of LLC), provided that the Company or such Wholly-Owned Subsidiary shall be the survivor of such merger;

          (c) any Subsidiary of LLC may merge with LLC or the Company or with a Wholly-Owned Subsidiary of LLC or the Company, provided that LLC, the Company or such Wholly-Owned Subsidiary shall be the survivor of such merger;

          (d) any Subsidiary of the Company may Transfer its assets to the Company or any Wholly-Owned Subsidiary of the Company (other than to LLC or a Subsidiary of LLC);

          (e) any Subsidiary of LLC may Transfer its assets to LLC, the Company or any Wholly-Owned Subsidiary of LLC or the Company;

          (f)  the Company may consolidate or merge with another corporation if
(i) the Company is the continuing or surviving company and (ii) immediately before and after giving effect to such transaction, no Default or Event of De-fault exists or would exist; and

          (g) the Company, LLC and any of their respective Subsidiaries may Transfer assets of the Company, LLC or such Subsidiary, as the case may be, if all of the following conditions shall have been satisfied with respect thereto:
(i) such Transfer does not involve a Substantial Part of the assets of the Company, LLC and their respective Subsidiaries, (ii) in the good faith opinion of the Company, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property Transferred, and is in the best interests of the Company and (iii) immediately before and after giving effect to such Transfer no Default or Event of Default exists or would exist.

No such Transfer of assets of the Company, LLC or any of their respective Subsidiaries shall have the effect of releasing the Company, LLC or any of their respective Subsidiaries or any successor corporation that shall theretofore have become such a successor corporation in the manner prescribed in this
Section 10.2 from its liability under this Agreement, any other Transaction Document or the Subordinated Notes.

10.3.     LIENS.

          The Company will not, and will not permit LLC or any Subsidiary of the Company or LLC to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company, LLC or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Subordinated Notes in accordance with the last paragraph of this Section 10.3), or assign or otherwise convey any right to receive income or profits, except:

          (a)  Liens securing the Senior Notes;

          (b) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business that do not secure Debt and are for sums not yet due or subject to a Good Faith Contest;

          (d) Liens on property or assets of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company;

          (e) Liens on property or assets of a Subsidiary of LLC to secure obligations of such Subsidiary to the Company or LLC, as the case may be;

          (f) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business such as workers' compensation Liens or statutory or legal obligation Liens; provided, however, that such Liens were not incurred or made in connection with the borrowing of money, or the obtaining of advances or credit;

          (g) Liens on accounts, inventory, the sugar processing factory of Nampa, Idaho and related assets of LLC that on the Closing Date secure the Bank Loans in an amount not to exceed at any time $120,000,000;

          (h) Liens on inventory of LLC to secure the obligations of LLC under CCC Loans permitted by Section 10.7;

          (i) minor survey exceptions or minor encumbrances, easements or reservations and related Liens, that are necessary for the conduct of the operations of the Company, LLC and their respective Subsidiaries and that do not secure Debt; and

          (j) purchase money Liens provided such Liens (i) secure only the asset so purchased and (ii) the obligations secured by such Lien do not exceed, at any time, $2,000,000.

10.4.     SUBSIDIARY DEBT.

          The Company will not at any time permit any Subsidiary of the Company or LLC to, directly, or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt except (a) Debt existing on the date of the Closing and set forth in Schedule 10.4, (b) Debt owed by Subsidiaries of the Company to the Company, (c) Debt owed by Subsidiaries of LLC to LLC or the Company, (d) to the extent not referenced above, Debt of the LLC permitted by Section 10.7 hereof, and (e) additional Debt not to exceed $1,000,000 in the aggregate.
10.5.     RESTRICTED PAYMENTS.

          The Company will not, and will not permit LLC or any Subsidiary of the Company or LLC to, at any time, make, pay, or declare any Restricted Payments, except:

          (a)  LLC may make payments to the Company and in accordance with
Section 9.3.1 of the Company Agreement as amended at Closing and to the holder of the AGM Interest in accordance with Section 9.3.1(a) and Section 9.3.1(b)(i) of the Company Agreement as amended at Closing;

          (b) so long as no Event of Default referred to in Section 11(a) shall have occurred and be continuing and the Subordinated Notes have not been accelerated, the Company may make distributions to its shareholders each year in the minimum amount necessary to preserve the Company's cooperative status for federal tax purposes;

          (c) the Company may make distributions to its shareholders each year which, together with amounts described in clause (b) above, do not exceed 30% of the Company's taxable income that is imputed to such shareholders, if prior to and after giving effect to such distributions no Default or Event of Default exists or would result therefrom;

          (d) LLC and the Company may make payments required pursuant to the Indemnification and Post-Closing Agreement; and

          (e) the Company and LLC may perform their respective obligations under Section 18.1 and Section 17.2 of the Company Agreement.
10.6.     DEBT.

          The Company will not, and will not permit LLC to, directly or indirectly, create, incur, assume, guarantee, have outstanding or otherwise become or remain directly or indirectly liable with respect to, Debt during the period commencing on the date of Closing and ending on the third anniversary of such date, except for:

          (a) the Senior Notes, Debt in existence on the date of the Closing and set forth on Schedule 10.6 and any extensions or renewals thereof;

          (b)  Debt of LLC permitted by Section 10.7; and

          (c)  additional Debt not to exceed $2,000,000 in the aggregate.

10.7.     DEBT OF LLC.

          The Company will not permit LLC or any Subsidiary of LLC to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, (i) any Consolidated Funded Debt or (ii) any Consolidated Current Debt, except for (A) the CCC Loans (provided that at any time that the CCC Loans are recourse to LLC, LLC will not have any CCC Loans outstanding unless there shall have been during the immediately preceding twelve months a period of at least 60 consecutive days on each day of which there shall have been no CCC Loans outstanding in excess of $25,000,000) and (B) the Bank Loans, provided that there shall have been during the immediately preceding twelve months a period of at least 60 consecutive days on each day of which there shall have been no Bank Loans outstanding in excess of $65,000,000.
10.8.     FINANCIAL COVENANTS.

          (a) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Senior Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date (provided, however, that for the quarter of LLC ended March 31, 1997, such ratio shall be determined on an annualized basis based solely on such quarter) to exceed (i) 5.50:1.00 from the date of the Closing to and including
November 30, 2000; (ii) 5.00:1.00 from December 1, 2001 to and including November 30, 2003; (iii) 4.50:1.00 from December 1, 2004 to and including November 30, 2006; and (iv) 3.50:1.00 thereafter.

          (b) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Total Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date (provided, however, that for the quarter of LLC ended March 31, 1997, such ratio shall be determined on an annualized basis based solely on such quarter) to exceed (i) 7.50:1.00 from the date of the Closing to and including August 31, 1997; (ii) 7.25:1.00 from September 1, 1997 to and including November 30, 2000;
(iii) 6.75:1.00 from December 1, 2001 to and including November 30, 2003;
(iv) 6.00:1.00 from December 1, 2004 to and including November 30, 2006; and
(v) 5.00:1.00 thereafter.

          (c) The Company will not permit, as at the end of any fiscal quarter of the Company, the ratio of (x) the sum of Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date and Consolidated operating lease and rent payments of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date (provided, however, that for the quarter of LLC ended March 31, 1997, such ratio shall be determined on an annualized basis based solely on such quarter) to (y) Consolidated Fixed Charges to be less than (i) 1.50:1.00 from the date of the Closing to and including November 30, 2001; (ii) 1.60:1.00 from December 1, 2002 to and including November 30, 2005; (iii) 1.75:1.00 at all times thereafter.

          (d)  The Company will not permit LLC to have at any time a ratio of
(i) accounts receivable plus inventory on a FIFO basis (excluding sugar that is collateral for CCC Loans), to (ii) the aggregate outstanding amount of the Bank Loans, of less than 1.60:1.00.

          (e) The Company will not permit LLC to have at any time a ratio of Consolidated current assets to Consolidated current liabilities of less than 0.70:1.00.

          (f) The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $70,000,000 plus (ii) 50% of positive Consolidated Net Income for each fiscal year from and after the date of the Closing.

          (g) The Company will not permit Consolidated operating expenses of the Company and its Subsidiaries (other than LLC and its Subsidiaries) in any calendar month to exceed $35,000 plus the amount of fees and expenses for such month of the Collateral Agent, the SPT and the Resident Trustee of the SPT in connection with the transactions contemplated in the Transaction Documents and the fees and expenses of counsel incurred in such month in connection with the opinion referred to in Section 9.9.

10.9.     INVESTMENTS.

          The Company will not, and will not permit LLC or any Subsidiary of the Company or LLC to, declare, make or authorize any Investment except the following:

          (a)  Investments existing on the date of the Closing and set forth in
Schedule 10.9.

          (b) Investments in direct obligations of the United States of America or obligations fully guaranteed by the United States of America, provided that such obligations mature within one year from the date acquired;

          (c) Investments in certificates of deposit maturing within one year from the date acquired and issued by a bank or trust company organized under the laws of the United States or any or its states, rated AA or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc. or Aa2 or better by Moody's Investors Service, Inc., and having capital, surplus and undivided profits aggregating at least $750,000,000;

          (d) Investments in commercial paper rated A1 by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc. or P1 by Moody's Investors Service, Inc. and maturing not more than 270 days from the date acquired;

          (e) loans and advances (i) by the Company to its Subsidiaries (other than LLC and Subsidiaries of LLC) and (ii) by the LLC to its Subsidiaries;

          (f) loans and advances (i) by Subsidiaries of the Company (other than LLC and subsidiaries of LLC) to the Company (provided that the obligations with respect to such loans and advances are subordinated to the Subordinated Notes in form and substance satisfactory to the Required Holders), (ii) by Subsidiaries of LLC to LLC, (iii) between Subsidiaries of the Company (other than LLC and Subsidiaries of LLC) and (iv) between Subsidiaries of LLC;

          (g) travel and other business advances to officers and employees of the Company, LLC or any Subsidiary of the Company or LLC in the ordinary course of business;

          (h) capital contributions to LLC required by Section 8.2.3 of the Company Agreement;

          (i) capital contributions by the Company to LLC for the purpose of permitting LLC to pay the Bank Loans, provided such capital contributions are funded by the imposition of a Unit Retain (excluding any Unit Retain referred to in Section 9.8 of the Note Purchase Agreements) and provided further that the Company prepays the Subordinated Notes in an amount equal to any such capital contribution;
          (j) other Investments not to exceed an aggregate amount of $1,500,000.

10.10.    CAPITAL EXPENDITURES.

          The Company, LLC and their respective Subsidiaries shall not make or commit to make capital expenditures in an aggregate amount exceeding $35,000,000 on a consolidated basis during any fiscal year and the two previous fiscal years; provided, however, that (A) to the extent such limit has been reached during any fiscal year, the Company, LLC and their respective Subsidiaries may make capital expenditures reasonably required to be made in such fiscal year by legal or regulatory requirements, (B) commencing with LLC's fiscal year beginning on January 1, 1998 and on each January 1 thereafter, the $35 million aggregate threshold shall be adjusted by an amount equal to the change since January 1, 1997 in the U.S. producer price index for refined beet sugar (as shown on the most currently available publication) (or, if such index is no longer available, the closest comparable U.S. producer price index available, as reasonably determined by LLC), (C) the limitation set forth in this Section
10.10 shall not apply to capital expenditures which are financed with Debt incurred by LLC specifically for the purpose of making such capital expenditures, so long as such Debt is permitted to be incurred under Section 10.7, (D) for purposes of this Section 10.10, capital expenditures for each fiscal year prior to January 1, 1997 shall be deemed to be an amount equal to $10,000,000; provided further that if, pursuant to the Company Agreement, Amalgamated or SPT shall have consented to the making of capital expenditures by LLC in excess of the foregoing amounts, the Company, LLC and their respective Subsidiaries may make capital expenditures in an aggregate amount not exceeding
(i) $18,000,000 in any rolling twelve month period and (ii) $44,000,000 in any rolling 36 month period.
10.11     RESTRICTIONS ON SUBSIDIARIES.

          The Company will not at any time permit any Subsidiary of the Company or LLC to incur or permit to exist any restriction on such Subsidiary's ability to make payments or other distributions to the Company, LLC or their respective Subsidiaries, to repay intra-company Debt or to otherwise transfer earnings or assets to the Company, LLC or their respective Subsidiaries, except, in the case of LLC, limitations set forth in the Company Agreement and the Bank Agreement, in each case as in effect on the date of Closing and, in the case of Snake River Farms, LLC and Snake River Farms II, LLC, limitations set forth in the Henry's Fork Loan Agreement and the Midwest Loan Agreement, in each case as in effect of the date of the Closing.

10.12.    SALE-AND-LEASEBACKS.

          The Company will not, and will not permit LLC or any Subsidiary of the Company or LLC to, enter into or otherwise engage in any Sale-and-Leaseback Transaction.
10.13.    SALE OF STOCK OF SUBSIDIARY, ETC.

          The Company, LLC and their Subsidiaries will not Transfer, or part with control of, any shares of stock (or other equity interests) or Debt of any Subsidiary thereof, except (i) the Company, LLC or any of their respective Subsidiaries may Transfer shares of stock (or other equity interests) or Debt of any Subsidiary of the Company or LLC to the Company or a Wholly-Owned Subsidiary of the Company (and, if the Subsidiary in question is a Subsidiary of LLC, to LLC or a Wholly-Owned Subsidiary thereof) and (ii) the Company, LLC or any of their respective Subsidiaries may Transfer all shares of stock (or other equity interests) and all Debt of such a Subsidiary if (a) the Transfer is in exchange for cash consideration with a Fair Market Value at least equal to that of the property transferred (determined in good faith by the Board of Directors of the Company), (b) such Transfer is otherwise permitted under Section 10.2 and (c) at the time of such Transfer, such Subsidiary shall not own, directly or indirectly, any shares of stock (or other equity interests) or Debt of any other Subsidiary (unless all of the shares of stock (or other equity interests) and Debt of such other Subsidiary owned, directly or indirectly, by the Company, LLC and all Subsidiaries are simultaneously being sold). The Company will not permit LLC, after the date of the Closing, to issue any membership interests other than the SR Interest and the AGM Interest (each as defined on the Company Agreement) outstanding on the date of Closing.

10.14.    [SECTION RESERVED].

10.15.    [SECTION RESERVED].

10.16.    LINE OF BUSINESS.

          The Company will not, and will not permit any Subsidiary of LLC or the Company (other than LLC) to, engage in any business which is not substantially the same as or directly related to the business in which the Company and such Subsidiaries, taken as a whole, are engaged on the date of this Agreement.
LLC's business shall be the production and sale of sugar and by-products and the Company will not permit the LLC to otherwise violate Article III of the Company Agreement.

10.17.    RECEIVABLES.

          The Company will not, and will not permit LLC or any Subsidiary of the Company or LLC to, enter into any agreement, understanding, commitment or other transaction, the effect of which is or otherwise would be to sell, pledge, encumber or in any way transfer, or subject to any security interest, such Person's accounts receivable except for Liens on accounts receivable of LLC securing Debt outstanding under the Bank Agreement.

10.18.    [SECTION RESERVED].

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or interest on any Subordinated Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise and such default continues for a period of five days or the Company defaults in the payment when due of any other amount payable hereunder or under any of the Transaction Documents to the holder of any Subordinated Note and such default continues for a period of five days; provided that (i) after the occurrence of any Delayed Payment in any calendar year, an Event of Default shall exist if during such calendar year the Company defaults in the payment of any principal or interest on any Subordinated Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise or the Company defaults in the payment when due of any other amount payable hereunder or under any of the Transaction Documents to the holder of any Subordinated Note and (ii) after the occurrence of six Delayed Payments an Event of Default shall exist if the Company defaults in the payment of any principal or interest on any Subordinated Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise or the Company defaults in the payment when due of any other amount payable hereunder or under any of the Transaction Documents to the holder of any Subordinated Note; or

          (b) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.10 or Section 10; or

          (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Subordinated Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

          (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company or LLC in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (e)  (i) the payment of any principal of or premium or make-whole amount or interest on the Senior Debt, the Bank Loans, any CCC Loan or any other Debt that is outstanding is accelerated according to its terms and declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (ii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company, LLC or any Subsidiary of the Company or LLC has become obligated to purchase or repay the Senior Notes, the Bank Loans, such CCC Loan or such other Debt before its regular maturity or before its regularly scheduled dates of payment; provided that in the case of Debt other than the Senior Notes, the Bank Loans or any CCC Loan, the aggregate outstanding principal amount thereof subject to clauses (i) and/or (ii) above is $1,000,000 or more; or

          (f)  the Company, LLC, or any Subsidiary of the Company or LLC (i) is

generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,

(iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, (vi) consents to any other marshalling of its assets, (vii) takes corporate action for the purpose of any of the foregoing; or

          (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, LLC, or any Subsidiary of the Company or LLC (as applicable), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, LLC, or any Subsidiary of the Company or LLC or the marshalling of its assets, or any such petition shall be filed against the Company, LLC, or any Subsidiary of the Company or LLC and such petition shall not be dismissed within 60 days; or

          (h) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company, LLC and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (i)  if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company, LLC or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities"

(within the meaning of section 4001(a)(18) of ERISA) under all Plans of the Company, LLC and any of their respective Subsidiaries, determined in accordance with Title IV of ERISA, shall exceed $2,500,000, (iv) the Company, LLC or any

ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company, LLC or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the

Company, LLC or any Subsidiary of either establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, LLC or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (j)  a Change in Control Event occurs; or

          (k) any Governmental Authority takes any action that results in a Material Adverse Effect on the Company or LLC.

As used in Section 11(i), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; provided that for purposes of Section 11(i)(iv), the term Plan shall exclude any excess benefit plan as defined in Section 3(36) of ERISA and any plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

12.  REMEDIES ON DEFAULT, ETC.

12.1.     ACCELERATION.

          (a) If an Event of Default with respect to the Company or LLC described in paragraph (f) or (g) of Section 11 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Subordinated Notes then outstanding shall automatically become immediately due and payable.
          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66 2/3% in principal amount of the Subordinated Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Subordinated Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) of Section 11 has occurred and is continuing, any holder or holders of Subordinated Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Subordinated Notes held by it or them to be immediately due and payable.

          Upon any Subordinated Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Subordinated Notes will forthwith mature and the entire unpaid principal amount of such Subordinated Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

12.2.     OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Subordinated Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Subordinated Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Subordinated Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
12.3.     RESCISSION.

          At any time after any Subordinated Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Subordinated Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the

Subordinated Notes and all principal on any Subordinated Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Subordinated Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Subordinated Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
12.4.     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any Subordinated Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Subordinated Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Subordinated Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12.5.     SET OFF.

          Subject to the terms and conditions of the Subordination Agreement and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, you, each assignee of your interest, and each participant is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Company or any of its Subsidiaries (regardless of whether such balances are then due to the Company or its Subsidiaries) and any other property at any time held or owing by you or such assignee or participant to or for the credit or for the account of the Company against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without your the prior written consent.
          The Company hereby agrees, to the fullest extent permitted by law, that you, any assignee or participant may exercise your or its right of setoff with respect to amounts in excess of your or its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that you or such assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other holder's share of the Obligations.

12.6.     SUBORDINATION AGREEMENT.

          The Subordinated Notes are subordinate to the Senior Notes to the extent set forth in the Subordination Agreement, which contains certain limits on the ability of the holders of the Subordinated Notes to exercise remedies and receive payments and contains certain other terms and conditions.


13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.     REGISTRATION OF SUBORDINATED NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Subordinated Notes. The name and address of each holder of one or more Subordinated Notes, each transfer thereof and the name and address of each transferee of one or more Subordinated Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Subordinated Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Subordinated Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Subordinated Notes.

13.2.     TRANSFER AND EXCHANGE OF SUBORDINATED NOTES.

          Upon surrender of any Subordinated Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Subordinated Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Subordinated Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Subordinated Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Subordinated Note. Each such new Subordinated Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Subordinated Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Subordinated Note or dated the date of the surrendered Subordinated Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Subordinated Notes. Subordinated Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Subordinated Notes, one Subordinated Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Subordinated Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
13.3.     REPLACEMENT OF SUBORDINATED NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Subordinated Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Subordinated

Note is, or is a nominee for, you or another holder of a Subordinated Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Subordinated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Subordinated Note or dated the date of such lost, stolen, destroyed or mutilated Subordinated
Note if no interest shall have been paid thereon.


14.  [SECTION RESERVED].
15.  EXPENSES, ETC.

15.1.     TRANSACTION EXPENSES.

          The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other holder of a Subordinated Note incurred after the Closing in connection with any amendments, waivers or consents under or in respect of this Agreement, the Transaction Documents or the Subordinated Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Transaction Documents or the Subordinated Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Subordinated Notes, or by reason of being a holder of any Subordinated Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, LLC, any Subsidiary of the Company or LLC or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Subordinated Notes. The Company will pay, and will save you and each other holder of a Subordinated Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.     SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Subordinated Note, the enforcement, amendment or waiver of any provision of this Agreement or the Subordinated Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Subordinated Notes, the purchase or transfer by you of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any subsequent holder of a Subordinated Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Subordinated Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or LLC pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Subordinated Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
17.  AMENDMENT AND WAIVER.

17.1.     REQUIREMENTS.

          This Agreement and the Subordinated Notes may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders and, if required pursuant to the Subordination Agreement, the holders of Senior Notes, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Subordinated Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Subordinated Notes, (ii) change the percentage of the principal amount of the Subordinated Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b),

12, 17 or 20.
17.2.     SOLICITATION OF HOLDERS OF SUBORDINATED NOTES.


          (a)  Solicitation.  The Company will provide each holder of the

Subordinated Notes (irrespective of the amount of Subordinated Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Subordinated Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Subordinated Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Subordinated Notes.

          (b)  Payment.  Except for payment of those amounts set forth in

Sections 4.7 and 15.1 hereof, the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Subordinated Notes as consideration for or as an inducement to the entering into by any holder of Subordinated Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Subordinated Notes then outstanding even if such holder did not consent to such waiver or amendment.
17.3.     BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Subordinated Notes and is binding upon them and upon each future holder of any Subordinated Note and upon the Company without regard to whether such Subordinated Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any holder of such Subordinated Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.     SUBORDINATED NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Subordinated Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Subordinated Notes, or have directed the taking of any action provided herein or in the Subordinated Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Subordinated Notes then outstanding, Subordinated Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service

(with charges prepaid).  Any such notice must be sent:

          (a) if to you or your nominee, at your address set forth at the beginning hereof to the attention of your General Counsel, or at such other address as you or it shall have specified to the Company in writing,

          (b) if to any other holder of any Subordinated Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chairman, or at such other address as the Company shall have specified to the holder of each Subordinated Note in writing.

Notices under this Section 18 will be deemed given only when actually received.
19.  REPRODUCTION OF DOCUMENTS.

          This Agreement, the other Transaction Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Subordinated Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Subordinated Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


20.  [SECTION RESERVED].


21.  [SECTION RESERVED].


22.  MISCELLANEOUS.

22.1.     SUCCESSORS AND ASSIGNS.
          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Subordinated Note) whether so expressed or not.

22.2.     [SECTION RESERVED].

22.3.     SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.     CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.     COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.     GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Utah excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.7.     INDEMNITY.

          In addition to the payment of expenses pursuant to this Agreement, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold you, your officers, directors, employees, agents, consultants, auditors, affiliates and your attorneys (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, your agreement to issue the Subordinated Notes hereunder, the use or intended use of the proceeds of any of the Subordinated Notes or the exercise of any right or remedy hereunder or under the other Loan Documents (the "INDEMNIFIED LIABILITIES"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction, and provided further that the Company shall have no obligation to an Indemnitee hereunder with respect to any federal or state income tax liabilities.

22.8.     CONSENT TO JURISDICTION.

          THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO YOUR ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SUBORDINATED NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE SUBORDINATED NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

22.9.     WAIVER OF JURY TRIAL.

          THE COMPANY AND YOU HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBORDINATED NOTES OR THE OTHER LOAN DOCUMENTS. THE COMPANY AND YOU ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SUBORDINATED NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND YOU FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
22.10.    NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

          No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by you to the Company. Neither you, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of you shall have any liability with respect to, and the Company hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Company in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Company hereby waives, releases, and agrees not to sue you or any of your affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

22.11.    NO DUTY.


          All attorneys, accountants, appraisers, and other professional Persons and consultants retained by you shall have the right to act exclusively in your interest and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company or any other Person.

                             *    *    *    *    *
          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,

                              SNAKE RIVER SUGAR COMPANY


                              By
                                   Allan M. Lipman, Jr.


The foregoing is hereby
agreed to as of May 14, 1997

VALHI, INC.



By_____________________________________
    Steven L. Watson, Vice President



24268
                                                                      SCHEDULE A




                                 DEFINED TERMS


          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP (without provision of footnotes in the case of unaudited financial statements), applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Section 7.1(c) or, if no such statements have been so delivered, the most recent audited financial statements referred to in
Section 5.5.

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "AGGREGATE CONSOLIDATED NET INCOME" means, as at any date of determination, the aggregate Consolidated Net Income of the Company and its Subsidiaries during the thirty-six (36) month period then most recently ended.

          "AGM INTEREST" has the meaning assigned to it in the Company
Agreement.

          "AGREEMENT" means this Subordinated Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "AMALGAMATED" means ASC Holdings, Inc., a Utah corporation.

          "BANK AGREEMENT" means the Working Capital Agreement dated as of January 3, 1997 among LLC, United States National Bank of Oregon, First Security Bank, National Association and the lenders party thereto, as amended from time to time in accordance with the terms thereof and hereof.
          "BANK LOANS" means loans and contingent obligations in respect to Letters of Credit to LLC outstanding from time to time under the Bank Agreement or a replacement agreement meeting the requirements of Section 9.6.

          "BUDGET" means the projections and/or annual budget delivered by the Company or LLC pursuant to Section 7.1(f).

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Ogden, Utah, Chicago, Illinois or New York, New York are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CCC" means the Commodity Credit Corporation or any successor entity.

          "CCC LOANS" means loans made by CCC to LLC.

          "CHANGE IN CONTROL EVENT" means the termination of full-time employment with LLC or the Company as a result of resignation or removal (for any reason) of any five of the following nine individuals prior to January 1, 2002: Allan M. Lipman, Jr., Lawrence L. Corry, Ralph C. Burton, K. Pete Chertudi, John R. Lemke, David L. Budge, Wayne P. Neeley, Dennis D. Costesso and George R. Hobbs.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COLLATERAL AGENT" means First Security Bank, National Association, or any successor Collateral Agent under the Collateral Agency Agreement dated as of the date of this Agreement among such Collateral Agent and the Company.

          "COMPANY" means Snake River Sugar Company, an Oregon cooperative.

          "COMPANY AGREEMENT" means the Company Agreement of LLC dated as of January 3, 1997, as amended to the date of the Closing.
          "CONSOLIDATED" means, with respect to the accounting item with respect to any Person, such item on a consolidated basis for such Person and its Subsidiaries.

          "CONSOLIDATED FIXED CHARGES" means the sum of (i) Consolidated Interest Expense, (ii) scheduled payments of principal in respect of Senior Debt (excluding (x) Debt of LLC and (y) an amount equal to 80% of the principal amount of the loans guaranteed by the Company under the Henry's Fork Loan Agreement and the Midwest Loan Agreement outstanding on the date of determination, and (iii) Consolidated operating lease and rent payments, of the Company and its Subsidiaries in each case as projected for the four consecutive fiscal quarter period immediately succeeding the date of determination.

          "CONSOLIDATED INTEREST EXPENSE" means all interest expense on Debt described in clause (i) of the definition of Senior Debt, including, without limitation, all commissions, discounts or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation (including leases of all types), calculated in accordance with the effective interest method.

          "CONSOLIDATED NET INCOME" means with respect to any Person, Consolidated gross revenues less all operating and non-operating expenses and other proper charges determined in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income:

          (a)  extraordinary gains;

          (b) gains or losses resulting from the sale or other disposition of capital assets;
          (c)  undistributed earnings of non-Subsidiary Investments;

          (d)  gains arising from changes in accounting principles;

          (e)  gains arising from the write-up of assets;

          (f) any earnings of a Person acquired by the Company or any Subsidiary of the Company prior to the date such acquisition occurs; and

          (g) any gains or losses resulting from the retirement or extinguishment of Debt.

          "CONSOLIDATED TANGIBLE ASSETS" means the total net book value of all assets of the Company and its Subsidiaries (excluding goodwill, trade names, copyrights, trademarks, other intangible assets, and write-ups of assets after the date of the Closing) determined on a Consolidated basis as of the last day of the Company's most recently ended fiscal year.

          "CONSOLIDATED TANGIBLE NET WORTH" means Consolidated shareholders' equity of the Company and its Subsidiaries excluding goodwill, trade names, copyrights, trademarks, other intangible assets and write-ups of assets after the date of the Closing.

          "CONSOLIDATED TOTAL DEBT" means the sum of Senior Debt and Subordinated Debt.

          "CURRENT DEBT" means any Debt that is payable on demand or that matures within one year, without any option on the part of the borrower or issuer thereunder to extend or renew such Debt for a period of more than one year from the date of original issuance or borrowing. Notwithstanding the foregoing, Current Debt shall include the Bank Loans and the CCC Loans.
          "DEBT" means, with respect to any Person:

          (a) any indebtedness for borrowed money, (including commercial paper and revolving credit line borrowings), or which is evidenced by bonds, debentures or notes, or otherwise representing the deferred purchase price of property or extensions of credit, whether or not representing obligations for borrowed money (other than trade, payroll and taxes payable),

          (b) indebtedness of a third party secured by Liens on the assets of such Person or a Subsidiary of such Person,

          (c)  Capital Lease Obligations,

          (d)  Guarantees,

          (e) with the exception of the AGM Interest, capital stock (or similar equity interests) that provides for mandatory redemption or repurchase or repurchase at the option of the holder thereof (and, if such Person is a Subsidiary of the Company, all capital stock (or similar equity interests) which is preferred as to liquidation and is held by Persons other than the Company or a Wholly-Owned Subsidiary of the Company);

          (f) obligations with respect to Swaps, letters or credit and similar obligations; and

          (g)  modifications, renewals and extensions of the above.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
          "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2% per annum above the rate of interest stated in clause (a) of the first sentence of Section 8.2(a) or (ii) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "base" or "prime" rate.

          "DELAYED PAYMENT" means payment by the Company of any principal or interest on any Subordinated Note after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise or payment by the Company of any other amount payable hereunder or under any of the Transaction Documents to the holder of any Subordinated Note.

          "DISTRIBUTABLE CASH" means, with respect to any period, Consolidated Net Income of LLC for such period (or for periods prior to January 1, 1997, of Amalgamated) plus (i) actual book depreciation, depletion, amortization and LLC Consolidated Interest Expense included in computing such net income and (ii) the LIFO Adjustment, if any, used in computing such net income, less (iii) actual capital expenditures and actual LLC Consolidated Interest Expense paid (net of interest capitalized) for such period (or for periods prior to January 1, 1997, of Amalgamated) and (iv) $1,800,000 if the relevant period is a year and a pro rata portion thereof if the relevant period is less than a year.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means LLC and any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or LLC under section 414 of the Code, and which is controlled by the Company or LLC.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCESS CASH FLOW" means, with respect to any period, Distributable Cash for the comparable period of LLC ending on or closest (but prior) to the last day of such period, less (i) actual debt service in respect of Senior Debt described in clause (i) of the definition of "Senior Debt" (including, without limitation any Debt of Persons other than the Company guaranteed by the Company) of the Company, including without limitation, the Senior Notes, (ii) patronage dividends actually paid to the Company's shareholders, and (iii) Permitted Operating Expenses.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

          "FUNDED DEBT" means all Debt other than Current Debt.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.
          "GOOD FAITH CONTEST" means an active challenge or contest initiated in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

          "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GROWER CONTRACTS" means the Grower Agreements between each of the members of the Company and the Company.

          "GUARANTEE" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) maintain the solvency or any balance sheet or other financial condition of another Person or (ii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. Guarantees shall include obligations of partnerships and joint ventures of which such Person or any Subsidiary is a general partner or co-venturer that is not expressly non-recourse to such Person or such Subsidiary.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HENRY'S FORK LOAN AGREEMENT" means the Loan and Security Agreement, dated as of January 3, 1997, between Snake River Farms II, LLC and Henry's Fork Financial, Inc., and any refinancing of such loan thereunder provided that such refinancing is on terms no more onerous to Snake River Farms II, LLC than those existing on the Closing as it may be amended, supplemented or otherwise modified from time to time.

          "HOLDER" means, with respect to any Subordinated Note, the Person in whose name such Subordinated Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "INDEMNIFICATION AND POST-CLOSING AGREEMENT" means the Indemnification and Post-Closing Agreement, dated as of January 3, 1997, among Amalgamated, the Company and LLC, as it may be amended, supplemented or otherwise modified from time to time.

          "INSTITUTIONAL INVESTOR" means (a) any original holder of a

Subordinated Note or Senior Note and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any fund managed by an investment adviser, any mutual fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INTERCREDITOR AGREEMENT" is defined in Section 4.21.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company, LLC or any of their respective Subsidiaries in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guarantee, advance, capital contribution or otherwise.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, set-off, bankers' lien or similar arrangement, charge or other lien of any kind, any agreement to give the same, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "LIFO ADJUSTMENT" means the adjustment made to net income of LLC (with inventory accounting done on a first-in, first-out basis) to derive net income of LLC on a last-in, first-out basis.

          "LLC" means The Amalgamated Sugar Company LLC, a limited liability company organized under the laws of the State of Delaware.

          "LLC CONSOLIDATED INTEREST EXPENSE" means all interest expense of LLC and its Subsidiaries, including, without limitation, all commissions, discounts or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expenses and original issue discount and the interest portion of any deferred payment obligation (including leases of all types), calculated in accordance with the effective interest method, all as determined on a consolidated basis for LLC and its Subsidiaries.

          "LOAN DOCUMENTS" means this Agreement, the Subordinated Notes and all other instruments, documents and agreements executed by or on behalf of the Company and delivered concurrently herewith or at any time hereafter to or for the benefit of you in connection with the Subordinated Notes and other transactions contemplated by this Agreement, all as amended, restated, supplemented or otherwise modified from time to time.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or LLC and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Subordinated Notes, or (c) the validity or enforceability of this Agreement, any Transaction Document or the Subordinated Notes.

          "MIDWEST LOAN AGREEMENT" means the Loan Agreement, dated December 26, 1996 between Snake River Farms, LLC and Midwest Agri-Commodities Company, and any refinancing of such loan thereunder provided that such refinancing is on terms no more onerous to Snake River Farms, LLC than those existing on the Closing as it may be amended, supplemented or otherwise modified from time to time.
          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTE PURCHASE AGREEMENTS" means the Note Purchase Agreements dated as of the date of Closing between the Company and each of the purchasers of Senior Notes pursuant to such agreements.

          "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to you under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or LLC, as applicable whose responsibilities extend to the subject matter of such certificate.

          "OWNED SUBSIDIARY" means as to any Person (a), any corporation(s), partnership(s) or other entities organized under the laws of any state of the United States in which such Person or another Owned Subsidiary of such Person, as the case may be, beneficially owns or controls, either directly or indirectly, 50% or more of the outstanding capital stock or equity interest.

          "PAYMENT ESCROW" means the sum of (i) $5,000,000 in cash and (ii) marketable securities with a value of $5,000,000 (marked to market on a quarterly basis), both deposited with and pledged to the Collateral Agent for the benefit of the holders of the Senior Notes. No Payment Escrow shall be required after more than 50% of the original principal amount of the Senior Notes has been repaid.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERCENTAGE OF EARNINGS CAPACITY" means, with respect to assets of the Company, LLC and/or their respective Subsidiaries Transferred or proposed to be Transferred, the ratio (expressed as a percentage) of (i) Consolidated Net Income produced by or attributable to such assets during the thirty-six (36) month period most recently ended prior to the date of their Transfer or proposed Transfer to (ii) Aggregate Consolidated Net Income.

          "PERMITTED OPERATING EXPENSES" means miscellaneous operating expenses of the Company.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company, LLC or any ERISA Affiliate or with respect to which the Company, LLC or any ERISA Affiliate may have any liability.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "REQUIRED HOLDER(S)" means the holder(s) of at least 66 2/3% of the aggregate principal amount of Subordinated Notes from time to time outstanding.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or LLC, as applicable, with responsibility for the administration of the relevant portion of this agreement.

          "RESTRICTED PAYMENTS" means any: (a) dividend payments or other distributions of cash, assets, properties, obligations or securities on account of any class of equity interest (other than stock dividends or their equivalent) in the Company or LLC, including the AGM Interest (including, without limitation, repayment of Unit Retains), and (b) repurchases or redemptions of equity interests in the Company or LLC.

          "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company, LLC or any Subsidiary of the Company or LLC shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company, LLC or any Subsidiary of the Company or LLC shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act.

          "SENIOR DEBT" means (i) all Debt of the Company other than the Subordinated Debt and (ii) up to $50,000,000 of Debt of LLC.

          "SENIOR NOTES" means the Company's 10.8% Senior Notes due April 30, 2009.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or LLC, as applicable.

          "SPT" means the Amalgamated Collateral Trust, a Delaware business trust, formed pursuant to the SPT Trust Agreement.

          "SUBORDINATED DEBT" shall mean the Debt evidenced by the Subordinated Notes.

          "SUBORDINATED NOTES" is defined in Section 1.

          "SUBORDINATION AGREEMENT" means the Subordination Agreement, substantially in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY" or "SUBSIDIARIES" means as to any Person (a) any corporation(s) organized under the laws of any state of the United States of which such Person or another Subsidiary of such Person, as the case may be, beneficially owns or controls, either directly or indirectly, 100% of the outstanding capital stock, and (b) any partnership(s) or other entities organized under the laws of any state of the United States in which such Person or another Subsidiary of such Person, as the case may be, holds a 100% equity interest and controls the management of such entity, and (c) in the context of a Subsidiary of the Company, LLC.

          "SUBSTANTIAL PART" means, as of any date of determination and with respect to assets of the Company, LLC and/or their respective Subsidiaries, any of the following:

          (a) assets having, when taken together with all other assets Transferred by the Company, LLC and/or their respective Subsidiaries during the twelve month period immediately preceding the date of determination, an aggregate net book value or an aggregate Fair Market Value (whichever is greater) equal to or greater than 10% of Consolidated Tangible Assets;

          (b) assets having, when taken together with all other assets Transferred by the Company, LLC and/or their respective Subsidiaries from and after the date of Closing, an aggregate net book value or an aggregate Fair Market Value (whichever is greater) equal to or greater than 25% of Consolidated Tangible Assets;

          (c) assets having, when taken together with all other assets Transferred by the Company, LLC and/or their respective Subsidiaries during the twelve month period immediately preceding the date of determination, an aggregate Percentage of Earnings Capacity equal to or greater than 10%; or

          (d) assets having, when taken together with all other assets Transferred by the Company, LLC and/or their respective Subsidiaries from and after the date of Closing, an aggregate Percentage of Earnings Capacity equal to or greater than 25%.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TRANSACTION DOCUMENTS" means this Agreement, the Subordinated Notes, the Valhi Option Agreement, and the Subordination Agreement.

          "TRANSFER" or "TRANSFERRED" is defined in Section 10.2.

          "UNIT RETAINS" means withholdings of beet crop payments due to the grower shareholders of the Company as imposed by the Company's board of directors.

          "VALHI OPTION AGREEMENT" means the Option Agreement in substantially the form of Exhibit B-2 attached hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "VOTING RIGHTS COLLATERAL DEPOSIT AGREEMENT" means the Collateral Deposit Agreement, substantially in the form of Exhibit B-3 hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "VOTING RIGHTS ESCROW" means the cash, securities and/or letter of credit deposited with the Collateral Agent under the Voting Rights Collateral Deposit Agreement.

          "WHOLLY-OWNED SUBSIDIARY" means with respect to any Person, at any time, any Subsidiary of such Person one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of such Person and such Person's other Wholly-Owned Subsidiaries at such time.

          "YEAR-END TRANSACTIONS" means the transactions among the Company, you, Amalgamated and LLC that, among other things, resulted in (i) the formation of LLC, (ii) the contribution by Amalgamated of the assets and liabilities of Amalgamated to LLC, (iii) this Agreement and the Company's loan to Valhi, Inc., and (iv) the closing of and financing by Henry's Fork Financial, Inc. of the equity offering for the Company.
                               TABLE OF CONTENTS

Section                                                 Page



1.   AUTHORIZATION OF SUBORDINATED NOTES. . . . . . . . . . . . . . . .    1

2.   ISSUANCE OF SUBORDINATED NOTES . . . . . . . . . . . . . . . . . . . . . .
 .    1

3.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                           2

4.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . .                                           2
4.1. Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . .                                   2
4.2. Performance; No Default . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . .                                 2
4.3. Compliance Certificate. . . . . . . . . . . .. . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                             2
4.4. Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                               2
4.5. Purchase Permitted By Applicable Law, etc. . . . . . . . . . . . . . . . .
 . . . . . . .                                         3
4.6. Sale of Senior Notes. . . . . . . . . . . . . . .  . . . . . . . . . . . .
 . . . . . . . . . . . . .                             3
4.7. [Section Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                             3
4.8. [Section Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                             3
4.9. Changes in Corporate Structure. . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . .                                     3
4.10.                         Proceedings and Documents. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .           3
4.11.                     Delivery of Company Documents . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .                   3
4.12.                                [Section Reserved]. . . . . . . . .  . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
4.13.                                [Section Reserved] . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
4.14.                                [Section Reserved] . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
4.15.                                [Section Reserved] . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
4.16.               Execution and Delivery of Documents. . . . . . . . . . . . .
 . . . . . . . . . . . . . .                           4
4.17.                         Payment of Tranche A Note. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .           5
4.18.                                [Section Reserved]. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.19.                                [Section Reserved]. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.20.                                [Section Reserved]. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.21.                                [Section Reserved]. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.22.                                [Section Reserved]. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.23.                                          Consents . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
4.24.                                [Section Reserved] . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
4.25.          Amendment of Henry's Fork Loan Agreement. . . . . . . . . . . . .
 . . . . . . . .                                       5
4.26.                           Subsidiaries of Company. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .       6

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . .  6
5.1. Organization; Power and Authority   . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                       6
5.2. Authorization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                           6
5.3. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                         7
5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates . . . . .
 . .  7
5.5. Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                             8
5.6. Compliance with Laws, Other Instruments, etc.. . . . . . . . . . . . . . .
 . . . . . .                                           8
5.7. Governmental Authorizations, etc.. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . .                                     9
5.8. Litigation; Observance of Agreements, Statutes and Orders   . . . . . . . .
 . . .                                                 9
5.9. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . .                     9
5.10.                         Title to Property; Leases . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . .    10
5.11.                           Licenses, Permits, etc. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . .10
5.12.                             Compliance with ERISA. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . .    10
5.13.                   Private Offering by the Company . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . .                11
5.14.               Use of Proceeds; Margin Regulations. . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        11
5.15.                       Existing Debt; Future Liens. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .          12
5.16.          Foreign Assets Control Regulations, etc.. . . . . . . . . . . . .
 . . . . . . . . . . . .                              12
5.17.                      Status under Certain Statute . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .          12
5.18.                             Environmental Matters. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . .  12
5.19.                                    Capitalization. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
5.20.                                     Broker's Fees. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
5.21.                                          Solvency. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
5.22.                                  Employee Matters. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
5.23.                            Affiliate Transactions. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . .14
5.24.                  Indebtedness of Company Members.. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . .                      14
5.25.                                      Legislation.. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

6.   YOUR REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . .                                            14

7.   INFORMATION AS TO COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .
 . .  15
7.1. Financial and Business Information. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . .                                    15
7.2. Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                          19
7.3. Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        19

8.   PREPAYMENT OF THE SUBORDINATED NOTES AND FUTURE
     ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                              20
8.1. Required Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                              20
8.2. Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . .                      21
8.3. Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . .                    22
8.4. Your Obligations to make Future Advances.. . . . . . . . . . . . . . . . .
 . . . . . .                                          22

9.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . .                                              23
9.1. Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . .                                23
9.2. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . .                      23
9.3. Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . .                                24
9.4. Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . .                                  24
9.5. Existence; Tax Status; etc.. . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                              24
9.6. Maintenance of Revolving Credit Facility. . . . . . . . . . . . . . . . . .
 . . . . . . .                                        25
9.7. [Section Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                            25
9.8. [Section Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                          25
9.9. [Section Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                            25
9.10.                                 Tax Status of LLC. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
9.11.                    Payments by Dual Payment Check. . . . . . . . . . . . .
 . . . .  . . . . . . . . . . . . .                   25

10.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . .                                          25
10.1.                      Transactions with Affiliates. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .          25
10.2.                       Merger, Consolidation, etc.. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .          26
10.3.                                             Liens. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     27
10.4.                                   Subsidiary Debt. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
10.5.                               Restricted Payments. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . .28
10.6.                                              Debt. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     29
10.7.                                       Debt of LLC. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
10.8.                               Financial Covenants. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
10.9.                                       Investments. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
10.10. Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                          31
10.11. Restrictions on Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . .                            32
10.12. Sale-and-Leasebacks. . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                          32
10.13. Sale of Stock of Subsidiary, etc. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                              32
10.14. [Section Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        33
10.15. [Section Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        33
10.16. Line of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        33
10.17. Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . .                    33
10.18. [Section Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . .                        33

11.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                      33

12.  REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . .                                              36
12.1.                                      Acceleration. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
12.2.                                    Other Remedies. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
12.3.                                        Rescission. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.4.No Waivers or Election of Remedies, Expenses, etc. . . . . . . . . . . . .
 . . . .                                              37
12.5.                                          Set Off. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     37
12.6.                          Subordination Agreement. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .      38

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. . . . . . .  38
13.1.                Registration of Subordinated Notes. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . .                      38
13.2.       Transfer and Exchange of Subordinated Notes. . . . . . . . . . . . .
 . . . . . . . .                                      38
13.3.                 Replacement of Subordinated Notes. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . .                      39

14.  [SECTION RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                      39

15.  EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .                              39
15.1.                              Transaction Expenses. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . .39
15.2.                                          Survival. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                      40

17.  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . .                                                40
17.1.                                      Requirements. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
17.2.     Solicitation of Holders of Subordinated Notes. . . . . . . . . . . . .
 . . . . . . . .                                      41
17.3.                              Binding Effect, etc. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
17.4.          Subordinated Notes held by Company, etc. . . . . . . . . . . . .
 . . . . . . . . . . .                                41

18.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .                          42

19.  REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . .
 . .  42

20.  [SECTION RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                      43

21.  [SECTION RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . .                                      43

22.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . .                                    43
22.1.                            Successors and Assigns. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . .    43
22.2.                                [Section Reserved] . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
22.3.                                      Severability. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
22.4.                                      Construction. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
22.5.                                      Counterparts. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
22.6.                                     Governing Law. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
22.7.                                         Indemnity. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
22.8.                           CONSENT TO JURISDICTION. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .                  44
22.9.                              WAIVER OF JURY TRIAL. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . .          45
22.10.No Fiduciary Relationship; Limitation of Liabilities. . . . . . . . . . .
 . . . . . .                                          45
22.11.                                          No Duty. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45



   SCHEDULE A     -- DEFINED TERMS

   SCHEDULE 3     -- Funds Flow Information

   SCHEDULE 4.9   -- Changes in Corporate Structure

   SCHEDULE 5.3   --    Disclosure Materials; Projections

   SCHEDULE 5.4   --    Subsidiaries of the Company and Ownership of
                     Subsidiary Stock

   SCHEDULE 5.5   --    Financial Statements

   SCHEDULE 5.8   --    Certain Litigation

   SCHEDULE 5.11  --    Patents, etc.

   SCHEDULE 5.14  --    Use of Proceeds

   SCHEDULE 5.15  --    Existing Debt

   SCHEDULE 5.19  -- Capitalization
   SCHEDULE 5.23  -- Affiliate Transactions

   SCHEDULE 9.2   -- Insurance

   EXHIBIT 1-A    -- Form of Senior Subordinated Note due April 30, 2010

   EXHIBIT 1-B    -- Form of Senior Subordinated Note due April 30, 2010

   EXHIBIT 4.4(a)    --    Form of Opinion of Special Counsel for the Company

   EXHIBIT B-1            --    Form of Subordination Agreement

       EXHIBIT B-2            --    Form of Valhi Option Agreement

       EXHIBIT B-3            --    Form of Voting Rights Collateral Deposit
Agreement